SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 15, 2004

FENTURA FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Michigan (State or other Jurisdiction of incorporation)	000-23550 (Commission File No.)	38-2806518 (IRS Employer Identification No.)

175 North Leroy Street, P. O. Box 725, Fenton, MI 48430-0725
(Address of principal Executive Offices including Zip Code)

Registrant’s telephone number, including area code: (810) 629-2263

Item 2.	Acquisition or Disposition of Assets.

        Pursuant to an Agreement and Plan of Merger dated as of October 14, 2003, as amended February 26, 2004 (the “Merger Agreement”), Fentura Financial, Inc. (“Fentura”) acquired West Michigan Financial Corporation, the bank holding company for West Michigan Community Bank. West Michigan Community Bank is a Michigan banking corporation headquartered in Hudsonville, Michigan. WMFC Acquisition Subsidiary, Inc., a newly formed subsidiary of Fentura, was merged into West Michigan Financial Corporation as of March 15, 2004 (the “Merger”). As a result of the Merger, all of the common stock of West Michigan Financial Corporation was converted into the right to receive cash. Following the Merger, West Michigan Financial Corporation will be merged into Fentura. As a result of the Merger, Fentura now owns West Michigan Community Bank and its subsidiaries.

        The total consideration paid by Fentura to the shareholders and option holders of West Michigan Financial Corporation consisted of $12,922,950 in cash. The source of these funds was cash and cash equivalents of Fentura, including the proceeds from the $12 million private placement of floating rate trust preferred securities by Fentura Financial Capital Trust I which was completed in the fourth quarter of 2003.

        Pursuant to the Merger Agreement, each share of West Michigan Financial Corporation common stock, $1.00 par value per share that was outstanding immediately before the effective time of the Merger was converted into the right to receive $336 per share in cash, without interest. Each outstanding stock option of West Michigan Financial Corporation was converted into the right to receive cash in an amount equal to the difference between $336 and the exercise price per share under the option, multiplied by the total number of shares of West Michigan Financial Corporation that could be acquired upon exercise of such option. The consideration paid by Fentura was determined by the boards of directors of the parties through arms-length negotiations. Each share of Fentura common stock that was outstanding immediately before the effective time of the Merger remains outstanding after the Merger.

        The transaction was accounted for as a purchase.

Item 7.	Financial Statements and Exhibits.

        (a)              Financial Statements of Business Acquired. At the time of this report, it is not practicable to provide the required financial statements for West Michigan Financial Corporation, the business acquired. Such statements will be filed as an amendment to this Form 8-K Report, as soon as practicable and not later than May 14, 2004.

        (b)              Pro Forma Financial Information. At the time of this report, it is not practicable to provide the required pro forma financial information for the transaction that is the subject of this Report. Such information will be filed as an amendment to this Form 8-K Report, as soon as practicable and not later than May 14, 2004.

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(c) Exhibits. The following exhibits are furnished with or incorporated by reference into this Current Report:

Exhibit No.	Document
2.1 2.2 99.1
Agreement and Plan of Merger between West Michigan Financial
Corporation and Fentura Financial, Inc., dated as of October 14,
2003.

First Amendment to Agreement and Plan of Merger, dated February
26, 2004.

Fentura Financial, Inc. Press Release dated March 15, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. By: /s/ Douglas Kelley —————————————— Douglas Kelley Chief Financial Officer

Date: March 16, 2004

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EXHIBIT INDEX

Exhibit 2.1 - Exhibit 2.2 - Exhibit 99.3	Agreement and Plan of Merger between West Michigan Financial Corporation and Fentura
Financial, Inc., dated as of October 14, 2003.

First Amendment to Agreement and Plan of Merger, dated February 26, 2004.

Fentura Financial, Inc. Press Release dated March 15, 2004.

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Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

By and Among

Fentura Financial, Inc.

and

West Michigan Financial Corp.

and

West Michigan Community Bank

dated as of October 14, 2003

AGREEMENT AND PLAN OF MERGER

TABLE OF CONTENTS

     ARTICLE I

     ARTICLE II
     2.1
     2.2
     2.3
     2.4
     2.5
     2.6

     ARTICLE III
     3.1
     3.2
     3.3
     3.4
     3.5
     3.6
     3.7
     3.8
     3.9
     3.10
     3.11
     3.12
     3.13
     3.14
     3.15
     3.16
     3.17
     3.18
     3.19
     3.20
     3.21
     3.22
     3.23
     3.24
     3.25
     3.26
     3.27
     3.28
     3.29
     3.30
     3.31
     3.32

     ARTICLE IV
     4.1
     4.2
     4.3
     4.4
     4.5
     4.6
     4.7
     4.8

     ARTICLE V
     5.1
     5.2
     5.3
     5.4
     5.5
     5.6
     5.7
     5.8
     5.9
     5.10
     5.11
     5.12
     5.13
     5.14
     5.15
     5.16
     5.17
     5.18
     5.19
     5.20

     ARTICLE VI
     6.1
     6.2
     6.3

     ARTICLE VII
     7.1
     7.2
     7.3
     7.4

     ARTICLE VII
     8.1
     8.2
     8.3
     8.4
     8.5
     8.6
     8.7
     8.8
     8.9

     Exhibit A
     Exhibit B
     Exhibit C
Exhibit D	DEFINITIONS

THE MERGER
The Corporate Merger and Subsequent Events
Effective Time; Closing
Treatment of Capital Stock
Shareholder Rights; Stock Transfers
Echange Procedures
Additional Actions

REPRESENTATIONS AND WARRANTIES OF SELLER
Capital Structure
Organization, Standing and Authority of Seller
Ownership of Seller Subsidiaries
Organization, Standing and Authority of Seller Bank
Authorized and Effective Agreement
Regulatory Reports
Financial Statements
Material Adverse Change
Environmental Matters
Ta Matters
Legal Proceedings
Compliance with Laws
Certain Information
Employee Benefit Plans
Certain Contracts
Brokers and Finders
Insurance
Properties
Labor
Allowance for Loan Losses
Material Interests of Certain Persons
Fairness Opinion
No Undisclosed Liabilities
Loan Portfolio
Investment Portfolio
Interest Rate Risk Management Instruments
Interim Events
Duties as Fiduciary
Community Reinvestment Act Compliance
Disclosure of Deeds, Leases, Agreements, Etc
Charter Provisions
MOU Compliance

REPRESENTATIONS AND WARRANTIES OF BUYER
Organization, Standing and Authority of Buyer
Organization, Standing and Authority of Buyer Subsidiaries
Authorized and Effective Agreement
Securities Documents and Regulatory Reports
Material Adverse Change
Legal Proceedings
Certain Information
Financial Resources

COVENANTS
Reasonable Best Efforts
Shareholder Meeting
Regulatory Matters
Investigation and Confidentiality
Press Releases
Business of the Parties
Certain Actions
Current Information
Indemnification; Insurance
Agreement to Vote Shares
Transaction Expenses of Seller
Employees and Employee Benefit Plans
Company Merger
Organization of Merger Sub
Conforming Entries
Integration of Data Processing
Disclosure Supplements
Failure to Fulfill Conditions
Environmental Reports
Board of Directors of Seller Bank

CONDITIONS PRECEDENT
Conditions Precedent - Buyer and Seller
Conditions Precedent - Seller
Conditions Precedent - Buyer

TERMINATION, WAIVER AND AMENDMENT
Termination
Effect of Termination
Waiver
Amendment or Supplement

MISCELLANEOUS
Non Survivability of Representations and Warranties
Entire Agreement
No Assignment
Notices
Alternative Structure
Interpretation
Counterparts
Governing Law
Severability

Plan of Merger
Director Noncompetition Agreement
Amended Section 6 of Employment Severance Agreement
Agreement to Vote Shares	1

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AGREEMENT AND PLAN OF MERGER

        WHEREAS, the Boards of Directors of Buyer, Seller and Seller Bank (all terms as defined in Article I hereof) have determined to consummate certain business combination transactions subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of such inducements and of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

        The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

        “Agreement” shall mean this Agreement and Plan of Merger dated as of October 14, 2003 between Buyer, Seller and Seller Bank.

        “BIF” shall mean the Bank Insurance Fund administered by the FDIC or any successor thereto.

        “Buyer” shall mean Fentura Financial, Inc. a Michigan corporation.

        “Buyer Banks” shall mean The State Bank, Fenton, Michigan, a Michigan banking corporation and wholly owned subsidiary of Buyer, and Davison State Bank, Davison, Michigan, a Michigan banking corporation and wholly owned subsidiary of Buyer.

        “Buyer Financial Statements” shall mean (i) the audited consolidated statements of financial condition (including related notes and schedules, if any) of Buyer as of December 31, 2002 and 2001 and the consolidated statements of income, shareholders’ equity and cash flows (including related notes and schedules, if any) of Buyer for the years ended December 31, 2002 and 2001 , and (ii) the unaudited consolidated statements of financial condition and the consolidated statements of income, shareholders’ equity and cash flows of Buyer with respect to the period ended June 30, 2003

        “Certificate” shall mean any certificate which prior to the Effective Time represented shares of Seller Common Stock

        “Certificate of Merger” shall mean the certificate of merger to be filed with the Michigan Department of Consumer & Industry Services with respect to the Corporate Merger.

        “Closing” shall mean the closing of the Corporate Merger at a time and place reasonably selected by Buyer, as soon as reasonably practicable following the satisfaction or waiver of all conditions to the Corporate Merger.

        “Closing Date” shall mean the date on which the Closing occurs.

        “Code” shall mean the Internal Revenue Code of 1986, as amended.

        “Company Merger” shall mean the contemplated Merger of the Surviving Corporation into Buyer, with Buyer surviving.

        “Corporate Merger” shall mean the merger of Merger Sub into Seller, with Seller surviving.

        “CRA” shall mean the Community Reinvestment Act.

        “Commissioner” shall mean the Commissioner of the Michigan Office of Financial and Insurance Services.

        “DOJ” shall mean the United States Department of Justice.

        “Effective Time” shall mean the time of the filing of the Certificate of Merger, or such later time as may be specified in the Certificate of Merger.

        “Environmental Claim” shall mean any written notice from any Governmental Entity or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

        “Environmental Laws” shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §1101, et seq; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

        “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

        “Exchange Agent” shall mean an exchange agent designated by Buyer, who shall be reasonably acceptable to Seller.

        “FDIA” shall mean the Federal Deposit Insurance Act, as amended.

        “FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

        “FHLB” shall mean the Federal Home Loan Bank of Chicago.

        “FRS” shall mean the Board of Governors of the Federal Reserve System.

        “GAAP” shall mean generally accepted accounting principles.

        “Governmental Entity” shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

        “include” shall mean “include without limitation.”

        “IRS” shall mean the Internal Revenue Service or any successor thereto.

        “Material Adverse Effect” shall mean, with respect to any Party, any effect that is material and adverse to the financial condition, results of operations or business of that Party and its Subsidiaries taken as whole, or that materially impairs the ability of any Party to consummate the Merger, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in GAAP that are generally applicable to the banking or savings industries, (b) expenses up to $300,000 incurred in connection with the transactions contemplated hereby, (c) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby, or (d) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

        “Materials of Environmental Concern” shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

        “Merger” shall mean the Corporate Merger and the Company Merger.

        “Merger Sub” shall mean a Michigan corporation to be organized as a subsidiary of Buyer.

        “Merger Sub Common Stock” shall mean the common stock of Merger Sub.

        “NASD” shall mean the National Association of Securities Dealers, Inc.

        “PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

        “Parties” shall mean Buyer, Seller, and Seller Bank.

        “Per Share Merger Consideration” shall mean: (i) $340.55 per share in cash, without interest, plus (ii) the quotient resulting from dividing (A) Seller Interim Operating Earnings, by (B) the outstanding shares of Seller Common Stock as the Closing Date plus the number of Seller Options as of the Closing Date.

        “Plan of Corporate Merger” shall mean the form of Plan of Merger by and between Seller and Merger Sub attached as Exhibit A to this Agreement.

        “Previously Disclosed” shall mean disclosed in a disclosure schedule delivered on or prior to the date hereof by the disclosing Party to the other Party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

        “Proxy Statement” shall mean the proxy statement to be delivered to shareholders of Seller in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

        “Rights” shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

        “SEC” shall mean the Securities and Exchange Commission.

        “Securities Act” shall mean the Securities Act of 1933, as amended.

        “Securities Documents” shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

        “Securities Laws” shall mean the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder.

        “Seller” shall mean West Michigan Financial Corp., a Michigan corporation.

        “Seller Bank” shall mean West Michigan Community Bank, a Michigan banking corporation and wholly owned subsidiary of Seller.

        “Seller Interim Operating Earnings” shall mean Seller’s GAAP net income, (excluding (a) any market value adjustment for any net unrealized gain or loss on securities available for sale, (b) all realized gains or losses on the sale of securities, (c) all gains on the sale of real or personal property, (d) transaction related expenses, including legal, accounting and investment banking and (e) the effect of any conforming entries directed by Buyer pursuant to Section 5.15 hereof), for the period February 1, 2004, through the Closing Date. If Buyer and Seller disagree on the amount of Seller Interim Operating Earnings, such dispute will be resolved by Seller’s independent public accountants.

        “Seller Common Stock” shall mean the common stock of Seller.

        “Seller Employee Plans” shall mean all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Seller, or any Seller Subsidiary, whether written or oral.

        “Seller Financial Statements” shall mean (i) the audited consolidated statements of financial condition (including related notes and schedules, if any) of Seller as of December 31, 2002 and 2001 and the consolidated statements of income, shareholders’ equity and cash flows (including related notes and schedules, if any) of Seller for the years ended December 31, 2002 and 2001 , and (ii) the unaudited consolidated statements of financial condition and the consolidated statements of income, shareholders’ equity and cash flows of Seller with respect to the period- ended June 30, 2003.

        “Seller Options” shall mean the options to purchase 879 shares of Seller Common Stock.

        “MBCA” shall mean the Michigan Business Corporation Act, as amended.

        “Subsidiary” and “Significant Subsidiary” shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

        “Surviving Corporation” shall mean Seller after the Corporate Merger.

        “Surviving Corporation Common Stock” shall mean the shares of common stock of the Surviving Corporation.

ARTICLE II

THE MERGER

2.1	The Corporate Merger and Subsequent Events

        (a)        Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged into Seller in accordance with the provisions of Section 701 of the MBCA and the Plan of Corporate Merger, attached hereto as Exhibit A, and the separate corporate existence of Merger Sub shall cease. Seller shall be the Surviving Corporation of the Corporate Merger, and shall continue its corporate existence under the laws of the State of Michigan. The name of the Surviving Corporation shall be as stated in the Articles of Incorporation of Seller immediately prior to the Effective Time. Immediately following the Corporate Merger, Buyer shall cause the Company Merger to be completed.

        (b)        The Articles of Incorporation and Bylaws of Seller as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

        (c)         The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

2.2	Effective Time; Closing

        The Corporate Merger shall become effective at the Effective Time. The Certificate of Merger shall be filed as soon after the Closing as is practicable.

2.3	Treatment of Capital Stock

        Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Corporate Merger and without any action on the part of any shareholder:

        (a)        each outstanding share of Merger Sub Common Stock shall automatically convert into a share of Surviving Corporation Common Stock;

        (b)        each share of Buyer’s capital stock shall continue unchanged as the same share of Buyer’s capital stock; and

        (c)        each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Corporate Merger and without any action of any kind by any person or entity, be converted into the right to receive the Per Share Merger Consideration; provided, however, that each share of Seller Common Stock which is owned beneficially or of record by Seller (including treasury shares) or Buyer or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be canceled and retired without consideration or conversion.

        (d)        Each Seller Option shall be converted into the right to receive cash in an amount equal to the difference between the Per Share Merger Consideration and the exercise price per share under the Seller Option, multiplied by the total number of shares of Seller Common Stock that may be acquired upon exercise such Seller Option.

2.4	Shareholder Rights; Stock Transfers

        At the Effective Time, holders of Seller Common Stock shall cease to be and shall have no rights as shareholders of Seller, other than to receive the Per Share Merger Consideration for each share of Seller Common Stock held. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of shares of Seller Common Stock and if Certificates are presented for transfer after the Effective Time, they shall be delivered to Buyer or the Exchange Agent for cancellation against delivery of the Per Share Merger Consideration. No interest shall be paid on the Per Share Merger Consideration.

2.5	Exchange Procedures

        (a)        No later than five business days in advance of the anticipated date of the Effective Time, Buyer shall cause the Exchange Agent to mail or make available to each holder of record of any Certificate or Seller Option a notice and letter of transmittal disclosing the effectiveness of the Corporate Merger and the procedure for exchanging Certificates for the Per Share Merger Consideration and the Seller Options for the cash payment provided for herein. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

        (b)        At the Effective Time, Buyer shall make available to the Exchange Agent an amount of cash sufficient to make payments of the Per Share Merger Consideration for each outstanding share of Seller Common Stock and the Seller Options.

        (c)        Each holder of any outstanding Certificate who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Per Share Merger Consideration for each share represented by such Certificate. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as otherwise herein provided, evidence ownership of only the right to receive the Per Share Merger Consideration for each share represented by such Certificate.

        (d)        The Exchange Agent shall not be obligated to deliver the Per Share Merger Consideration until the holder surrenders a Certificate or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (e)        Any portion of the cash delivered to the Exchange Agent by Buyer that remains unclaimed by the shareholders of Seller for one year after the Closing Date shall be delivered by the Exchange Agent to Buyer. Any shareholders of Seller who have not theretofore surrendered their Certificates shall thereafter look only to Buyer for the Per Share Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the Per Share Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of Seller Common Stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any Per Share Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

        (f)        Buyer shall be entitled to deduct and withhold from consideration otherwise payable pursuant to this Agreement to any holder of Certificates or Seller Options, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates or Seller Options in respect of which such deduction and withholding was made.

2.6	Additional Actions

        If, at any time after the Effective Time, Buyer or Buyer Banks shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Buyer or Buyer Banks their respective right, title or interest in, to or under any of the rights, properties or assets of Seller or Seller Bank acquired or to be acquired by Buyer or Buyer Banks as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Seller or Seller Bank and their respective proper officers and directors shall be deemed to have granted to Buyer or Buyer Banks an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Buyer or Buyer Banks and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Buyer and Buyer Banks are fully authorized in the name of Seller or Seller Bank or otherwise to take any and all such action.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER BANK

        Seller, and Seller Bank represent and warrant to Buyer as follows, except as Previously Disclosed:

3.1	Capital Structure

        The authorized capital stock of Seller consists of 50,000 shares of Seller Common Stock. There are no other shares of stock of Seller authorized or outstanding. As of the date hereof, 38,029 shares of Seller Common Stock are outstanding and 500 shares of Seller Common Stock are held in treasury. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Seller Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for the Seller Options, there are no Rights authorized, issued or outstanding with respect to the capital stock of Seller as of the date hereof.

3.2	Organization, Standing and Authority of Seller

        Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Seller is a bank holding company, duly registered under the Bank Holding Company Act of 1956, as amended, and subject to the regulation and supervision by the FRS and the Commissioner. Seller has heretofore delivered to Buyer true and complete copies of the Articles of Incorporation and Bylaws of Seller as in effect as of the date hereof.

3.3	Ownership of Seller Subsidiaries

        Seller has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Seller Subsidiary, and Seller Bank is its only Significant Subsidiary. Except for (x) capital stock of Seller Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Seller does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. Except as Previously Disclosed, the outstanding shares of capital stock or other ownership interests of each Seller Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by Seller free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Seller Subsidiaries and there are no agreements, understandings or commitments relating to the right of Seller to vote or to dispose of such capital stock or other ownership interests.

3.4	Organization, Standing and Authority of Seller Bank

        Seller Bank is a Michigan state chartered commercial bank duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized with full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except to the extent that failure to be licensed or qualified would not have a Material Adverse Effect. The deposit accounts of Seller Bank are insured by the BIF to the maximum extent permitted by the FDIA and Seller Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Seller has heretofore delivered to Buyer true and complete copies of the Articles of Incorporation, as amended and restated, and Bylaws of Seller Bank as in effect as of the date hereof.

3.5	Authorized and Effective Agreement

        (a)        Seller has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of Seller’s shareholders of this Agreement) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been approved by the Boards of Directors of Seller and Seller Bank and duly authorized and approved by all necessary corporate action in respect thereof on the part of Seller and Seller Bank, except for the approval of this Agreement by Seller’s shareholders and Seller as the sole shareholder of Seller Bank. This Agreement has been duly and validly executed and delivered by Seller and Seller Bank and, assuming due authorization, execution and delivery by Buyer and Buyer Banks, constitutes a legal, valid and binding obligation of Seller and Seller Bank, enforceable against Seller and Seller Bank in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. §1818(b) or by the appointment of a conservator by the FDIC.

        (b)        Neither the execution and delivery of this Agreement nor completion of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Seller or the equivalent documents of any Seller Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller or any Seller Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any Seller Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary.

        (c)        Except for (i) the filing of applications and notices with and the approvals of the FRS and, if necessary, the Commissioner, (ii) the adoption of this Agreement and the approval of the Merger by the requisite vote of the shareholders of Seller and Seller Bank, (iii) the filing of the Certificate of Merger with the Michigan Department of Consumer & Industry Services in connection with the Corporate Merger, (iv) the filing of a certificate of merger with the Michigan Department of Consumer & Industry Services in connection with Company Merger; and (v) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Seller or Seller Bank in connection with (x) the execution and delivery by Seller of this Agreement, or (y) the completion of the Merger.

        (d)        Except as Previously Disclosed, as of the date hereof, neither Seller nor Seller Bank is aware of any reasons relating to Seller or Seller Bank (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for the completion of the Merger and the continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could materially impair the value of Seller or Seller Bank to Buyer.

3.6	Regulatory Reports

        Each of Seller and Seller Bank has duly filed with the FRS, FDIC, Commissioner and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Seller and Seller Bank by the FRS, the FDIC and the Commissioner, neither Seller nor Seller Bank was required to correct or change any action, procedure or proceeding which Seller or Seller Bank believes has not been corrected or changed as required.

3.7	Financial Statements

        (a)        Seller has previously delivered or made available to Buyer accurate and complete copies of the Seller Financial Statements, the audited portions of which are accompanied by the audit reports of Plante & Moran, PLLC, independent certified public accountants with respect to Seller. The Seller Financial Statements, as well as the Seller Financial Statements to be delivered pursuant to the requirements of this Agreement, fairly present or will fairly present, as the case may be, the consolidated financial condition of Seller as of the respective dates set forth therein, and the consolidated income, changes in shareholders’ equity and cash flows of Seller for the respective periods or as of the respective dates set forth therein.

        (b)        Each of the Seller Financial Statements has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Seller have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Seller and the Seller Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller and its Subsidiaries.

        (c)        Except and to the extent (i) reflected, disclosed or provided for in the Seller Financial Statements, (ii) of liabilities since incurred in the ordinary course of business and (iii) of liabilities incurred in connection with completion of the transactions contemplated by this Agreement, neither Seller nor any Seller Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise.

3.8	Material Adverse Change

        Since December 31, 2002 or except as Previously Disclosed, (i) Seller and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller. Neither Seller nor Seller Bank has notice that any customer of Seller or Seller Bank intends to discontinue, diminish or adversely change their relationship with Seller or Seller Bank, on account of the Corporate Merger or otherwise, the effect of which would have a Material Adverse Effect on Seller. Neither Seller nor any of its subsidiaries has been advised as of the date of this Agreement that any executive officer of Seller or any of its subsidiaries intends to terminate his or her employment on account of the Corporate Merger or otherwise.

3.9	Environmental Matters

        (a)        Seller and its Subsidiaries are in compliance with all Environmental Laws with respect to real estate owned (or occupied based on long term ground leases ) by Seller or Seller Subsidiaries. Neither Seller nor any Seller Subsidiary has received any communication alleging that Seller or any Seller Subsidiary is not in such compliance and, to the best knowledge of Seller, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

        (b)        Except as Previously Disclosed, none of the properties owned, leased or operated by Seller or a Seller Subsidiary has been or is in material violation of or liable for a material amount under any Environmental Law.

        (c)        There are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Seller or a Seller Subsidiary or against any person or entity whose liability for any Environmental Claim Seller or a Seller Subsidiary has or may have retained or assumed either contractually or by operation of law.

        (d)        Except in the ordinary course of its loan underwriting activities, and except as Previously Disclosed, Seller has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Seller Subsidiary as of the date hereof.

3.10	Tax Matters

        (a)        Seller and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns, including the Michigan Single Business Tax returns required by applicable law to be filed by them (including estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither Seller nor any Seller Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

        (b)        All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Seller and its Subsidiaries are complete and accurate in all material respects. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof. There are currently no agreements in effect with respect to Seller or any Seller Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such return is pending or, to the best of Seller’s knowledge, threatened.

        (c)        Neither Seller nor any Seller Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes other than the agreement between Seller and Seller Bank Previously Disclosed, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Seller or any Seller Subsidiary (nor does Seller have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11	Legal Proceedings

        Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Seller, that are threatened (or unasserted but considered probable of assertion and which, if asserted, would have at least a reasonable probability of an unfavorable outcome) against Seller or any of its Subsidiaries or against any asset, interest or right of Seller or any of its Subsidiaries, or, to the knowledge of Seller against any officer, director or employee of any of them. Neither Seller nor any Seller Subsidiary is a party to any order, judgment or decree that would have a Material Adverse Effect.

3.12	Compliance with Laws

        (a)        Each of Seller and the Seller Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and will not be adversely affected by virtue of the completion of the Merger; and to the best knowledge of Seller, no suspension or cancellation of any of the same is threatened.

        (b)        Except as Previously Disclosed, neither Seller nor any Seller Subsidiary is in violation of its respective Articles of Incorporation, Charter, or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity (including all regulatory capital requirements), truth-in-lending, usury, fair credit reporting, equal credit opportunity, community reinvestment, redlining, loan insurance and guarantee programs, consumer protection, securities, safety, health, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity; and neither Seller nor any Seller Subsidiary has received any notice or communication from any Governmental Entity asserting that Seller or any Seller Subsidiary is in violation of any of the foregoing. Neither Seller nor any Seller Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability issued by Governmental Entities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

3.13	Certain Information

        None of the information relating to Seller and its Subsidiaries in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Neither this Agreement nor any schedule, statement, list, certificate or other written information furnished or to be furnished by Seller in connection with this Agreement contains or will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

3.14	Employee Benefit Plans

        (a)        Seller has Previously Disclosed all Seller Employee Plans and has heretofore delivered to Buyer accurate and complete copies of each (including amendments and agreements relating thereto) together with, in the case of tax-qualified plans, (i) the most recent financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Entity with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

        (b)        Neither Seller nor any Seller Subsidiary has maintained a defined benefit pension plan, as defined in ERISA §3(35), since 1990, and any such defined pension plans maintained before that date have been terminated and liquidated in compliance with procedures imposed by the Code and ERISA. Seller has furnished Buyer with applicable letters from the IRS and the PBGC.

        (c)        Neither Seller nor any Seller Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

        (d)        A favorable determination letter has been issued by the IRS with respect to each Seller Defined Benefit Plan or Seller Employee Plans, which is intended to qualify under Section 401 of the Code to the effect that such Seller Defined Benefit Plan and Seller Employee Plans, included all applicable provisions required by ERISA and the Code to be included in the plan and trust documents and that the trust associated with such Seller Employee Plans, is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Seller’s knowledge, is threatened to be revoked, and Seller does not know of any ground on which such revocation would likely occur. Neither Seller nor any Seller Subsidiary has any liability under any such Seller Employee Plans, that is not reflected in the Seller Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

        (e)        No transaction prohibited by Section 406 of ERISA (and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Seller Employee Plan which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on Seller.

        (f)        Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Seller Employee Plan or ERISA.

        (g)        The Seller Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations. All contributions required to be made to Seller Employee Plans at the date hereof have been made, and all contributions required to be made to Seller Employee Plans as of the Effective Time will have been made as of such date.

        (h)        There are no pending or, to the best knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of Seller Employee Plans or any trust related thereto or any fiduciary thereof.

        (i)        Neither Seller nor any Seller Subsidiary has any obligation to provide medical or health care coverage or benefits to anyone other than current employees and their dependents, except continuation coverage as required under Code § 4980B and ERISA § 601, et seq., and commonly known as “COBRA coverage.” Neither Seller nor any Seller Subsidiary has any other obligations to provide health care benefits to former employees or their dependents.

3.15	Certain Contracts

        (a)        Except as Previously Disclosed, neither Seller nor any Seller Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including any agreement, indenture or other instrument, relating to the borrowing of money by Seller or a Seller Subsidiary (other than in the case of Seller Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Seller or a Seller Subsidiary of any obligation, other than by Seller Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Seller or a Seller Subsidiary, (iii) any agreement, arrangement or understanding (other than as set forth in this Agreement) pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Seller or a Seller Subsidiary upon execution of this Agreement or upon or following completion of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which Seller or a Seller Subsidiary is obligated to indemnify any director, officer, employee or agent of Seller or a Seller Subsidiary, other than as set forth in Seller Employee Plans and in the Articles of Incorporation, Bylaws or other governing documents of Seller and its Subsidiaries; (v) any agreement, arrangement or understanding to which Seller or a Seller Subsidiary is a party or by which any of the same is bound which limits the freedom of Seller or a Seller Subsidiary to compete in any line of business or with any person; (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the FRS, the FDIC, the Commissioner, or any other regulatory agency (other than those of general applicability issued by Governmental Entities), (vii) any bonus, pension, profit sharing, retirement, stock option, stock purchase, hospitalization, insurance or other similar plan providing for benefits for its employees or officers, (viii) lease, installment purchase agreement or other contract with respect to any property (real, personal, or mixed) used or proposed to be used from Seller’s or Subsidiary’s operations, (ix) contract or agreement for the purchase or disposition of material, supplies, equipment or services, (x) contract or agreement that by its terms requires the consent of any party thereto to the consummation of the transactions contemplated by this Agreement, or (xi) any contract, except ordinary and customary banking relationships, with any executive officer, director or holder of more than 5 percent of the outstanding common stock of Seller.

        (b)        Neither Seller nor any Seller Subsidiary is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

        (c)        Each of Seller and Seller Subsidiaries has all licenses and approvals required by contracts with third parties that required in order to permit each to carry on its business as it is presently being conducted.

3.16	Brokers and Finders

        Except for payments due to Austin Associates, LLC for services rendered in connection with the transaction contemplated by this Agreement, neither Seller nor any Seller Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17	Insurance

        Each of Seller and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18	Properties

        All real property used in the conduct of Seller’s business and that of its Subsidiaries whether owned or leased by Seller or any of Seller’s Subsidiaries, has been Previously Disclosed. All real and personal property owned by Seller or its Subsidiaries or presently used by any of them in its respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller and its Subsidiaries in the ordinary course of business consistent with their past practices. Seller and its Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its properties and assets, real and personal, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are de minimis in character, amount or extent and (iv) as reflected in the Seller Financial Statements. All real and personal property which is material to Seller’s business and the business of its Subsidiaries on a consolidated basis and leased or licensed by Seller or a Subsidiary of Seller is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms. Except as Previously Disclosed, all rents and other amounts due under such leases have been paid; Seller and its Subsidiaries are not in default in any of their covenants or obligations under such leases, the leases are unmodified and in full force and effect, and will not terminate or lapse prior to the Effective Time. All improved real property owned or leased by Seller or its Subsidiaries is in compliance with all applicable zoning laws.

        Seller is currently insured under owner’s title insurance policies showing title in Seller or Seller’s Subsidiary for all real estate owned or leased by Seller or Seller’s Subsidiary, as owner or lessee, as the case may be, in amounts not less than the purchase price or fair market value of the leasehold estate as of the time such property and leasehold interests were acquired.

3.19	Labor

        No work stoppage involving Seller or a Seller Subsidiary is pending or, to the best knowledge of Seller, threatened. Neither Seller nor a Seller Subsidiary is involved in or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Seller or a Subsidiary. Employees of Seller and Seller Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Seller’s knowledge, there have been no efforts to unionize or organize any employees of Seller or any Seller Subsidiaries during the past five years.

3.20	Allowance for Loan Losses

        The allowance for loan losses reflected on Seller’s consolidated statement of financial condition included in the Seller Financial Statements, in the reasonable opinion of Seller’s management, has been calculated in all material respects as of their respective dates in a manner consistent with the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries. The real estate owned reflected in the Seller Financial Statements is, and will be in the case of subsequently delivered Seller Financial Statements, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP. All material guarantees of indebtedness owed to Seller or its Subsidiaries, including, but not limited to, those of the Federal Housing Administration, the Small Business Administration, the Farmers Home Administration, or other federal agencies, are valid and enforceable in accordance with their respective terms.

3.21	Material Interests of Certain Persons

        Except as Previously Disclosed, no officer or director of Seller, any Seller Subsidiary or any “associate” (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of Seller or any Subsidiary of Seller.

3.22	Fairness Opinion

        Seller has received an oral opinion of Austin Associates, LLC, and expects to receive a written opinion from such firm on or before the meeting of Seller’s shareholders call to consider this Agreement, both to the effect that, as of the date hereof, the Per Share Merger Consideration to be received by shareholders of Seller pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.23	No Undisclosed Liabilities

        Seller and its Subsidiaries do not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any material liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller or its Subsidiaries giving rise to any such liability) required in accordance with generally accepted accounting principles to be reflected in an audited consolidated balance sheet of Seller, except and to the extent (i) reflected, disclosed or provided for in the Seller Financial Statements, (ii) of liabilities since incurred in the ordinary course of business and (iii) of attorney, accountant and investment bank fee liabilities incurred in connection with completion of the transactions contemplated by this Agreement.

3.24	Loan Portfolio

        (i)        All loans and discounts shown on the Seller Financial Statements or which were entered into after the date of the most recent balance sheet included in the Seller Financial Statements were and shall be made for good, valuable and adequate consideration in the ordinary course of the business of Seller and its Subsidiaries, in accordance with sound banking practices, and are not subject to any known defenses, set-offs or counter-claims, including any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, solvency or similar laws or by general principles of equity, (ii) the notes or other evidence of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are valid, true and genuine and what they purport to be, and (iii) except as Previously Disclosed, Seller and its Subsidiaries have complied and shall prior to the Effective Time comply with all material laws and regulations relating to such loans.

3.25	Investment Portfolio

        All investment securities held by Seller or its Subsidiaries, as reflected in the consolidated balance sheets of Seller included in the Seller Financial Statements, are carried in accordance with GAAP, specifically including but not limited to, Financial Accounting Standard 115.

3.26	Interest Rate Risk Management Instruments

        Seller has Previously Disclosed all interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements or agreements. All such arrangements and agreements were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies and with counter parties believed to be financially responsible at the time and are legal, valid and binding obligations of Seller or one of its Subsidiaries in force in accordance with their terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws effecting the enforceability of creditors rights generally from time to time and effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion), and are in full force and effect. Seller and its Subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued; and, to Seller’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

3.27	Interim Events

        Since June 30, 2003, except as Previously Disclosed, neither Seller nor its Subsidiaries have paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date hereof would require the prior written consent of Buyer pursuant to Section 5.6 hereof.

3.28	Duties as Fiduciary

        Seller Bank, in its capacity as trustee, escrow agent, executor, administrator, custodian, guardian, receiver, or other fiduciary performed all of its material duties in accordance with all legal standards applicable to such duties whether imposed by contract, statute, or common law.

3.29	Community Reinvestment Act Compliance

        Neither Seller nor Seller Bank has received any notice of non-compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and Seller Bank has received a CRA rating of satisfactory or better from the FDIC. Seller knows of no fact or circumstance or set of facts or circumstances which would cause any Seller Bank to fail to comply with such provisions or to cause the CRA rating of Seller Bank to fall below satisfactory.

3.30	Disclosure of Deeds, Leases, Agreements, Etc.

Seller has furnished to Buyer true copies of the following documents:

        (a)        Deeds and Titles. Deeds or other relevant title documents relating to all real estate actively utilized by Seller or any of its Subsidiaries in the conduct of its business and a complete and correct list of all items of personal property which had a net after depreciation book value in excess of $10,000 as of December 31, 2002, reflected in the books and records of Seller as being owned (including those reflected in the balance sheet of Seller as of December 31, 2002, except as since disposed of in the ordinary course of business).

        (b)        Lease Agreements. All leases pursuant to which Seller or any of its Subsidiaries leases real or personal property, excepting leases as to personal property under which the aggregate lease payments do not exceed $10,000 for the current term of the lease.

        (c)        Agreements. (i) All contracts and agreements with respect to any real property used or proposed to be used in the operations of Seller or any of its Subsidiaries which obligate Seller or any of its Subsidiaries to make aggregate annual payments in excess of $10,000 or are not terminable at least annually without penalty; (ii) all material data processing agreements, service agreements, consulting agreements, or any similar arrangements not terminable by Seller or any of its Subsidiaries upon 30 days or less notice without penalties; (iii) all contracts or agreements for the purchase or disposition of material, equipment, supplies, or other personal property or the purchase of services which obligate Seller or any of its Subsidiaries to make aggregate payments in excess of $10,000 or are not terminable at least annually without penalty.

        (d)        Insurance Policies. All material policies of insurance maintained by Seller or any of its Subsidiaries with respect to assets, properties, premises, operations and personnel, and copies of the most recent insurance audit, review or report, if any.

        (e)        Charter Documents and Bylaws. The Charter of Seller Bank and the Articles or Certificate of Incorporation of Seller and its other Subsidiaries, together with their respective Bylaws, including all amendments to date.

3.31	Charter Provisions

        Seller has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any person under the governing documents of Seller or any of its Subsidiaries or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Seller that may be directly or indirectly acquired or controlled by Buyer or any of its Subsidiaries.

3.32	MOU Compliance

        Seller and Seller Bank are in full and complete compliance with all of the obligations and covenants contained in the Memorandum of Understanding executed October 1, 2003 with the FDIC and the Michigan Office of Financial and Insurance Services (“MOU”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as follows, except as Previously Disclosed:

4.1	Organization, Standing and Authority of Buyer

        Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

4.2	Organization, Standing and Authority of Buyer Subsidiaries

        Buyer Banks are both state chartered banks, duly organized, validly existing and in good standing under the laws of the state of Michigan , with full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. The deposit accounts of Buyer Banks are insured by the BIF to the maximum extent permitted by the FDIA and Buyer Banks have paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder.

4.3	Authorized and Effective Agreement

        (a)        Buyer has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been deemed advisable by the Board of Directors of Buyer and duly authorized and approved by all necessary corporate action in respect thereof on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller and Seller Bank, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

        (b)        Neither the execution and delivery of this Agreement nor completion of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Buyer or the equivalent documents of any Buyer Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer or any Buyer Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any Buyer Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any Buyer Subsidiary.

        (c)        Except for (i) the filing of applications and notices with and the approvals of the FRS and, if necessary, the Commissioner, (ii) the filing of the Certificate of Merger with the Michigan Department of Consumer & Industry Services in connection with the Corporate Merger, (iii) the filing of a Certificate of Merger with the Michigan Department of Consumer & Industry Services in connection with the Company Merger, and (iv) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Buyer, Merger Sub or Buyer Banks in connection with (x) the execution and delivery by Buyer of this Agreement, and the completion of the transactions contemplated hereby, or (y) the Merger.

        (d)        As of the date hereof, Buyer is not aware of any reason relating to Buyer or Buyer Banks (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for completion of the Merger and continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could impair the value of Seller or Seller Bank to Buyer.

4.4	Securities Documents and Regulatory Reports

        (a)        Buyer has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)        Each of Buyer and each Buyer Bank has duly filed with the FRS and the Commissioner and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Buyer and Buyer Banks by the FRS, FDIC, and Commissioner, neither Buyer nor Buyer Banks was required to correct or change any action, procedure or proceeding which Buyer or either Buyer Bank believes has not been corrected or changed as required.

4.5	Material Adverse Change

        Since December 31, 2002, no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

4.6	Legal Proceedings

        Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Buyer, that are threatened against Buyer or any of its Subsidiaries or against any asset, interest or right of Buyer or any of its Subsidiaries, or, to the knowledge of Buyer, against any officer, director or employee of any of them that in either case would have a Material Adverse Effect on Buyer. Neither Buyer nor any Buyer Subsidiary is a party to any order, judgment or decree that would have a Material Adverse Effect on Buyer.

4.7	Certain Information

        None of the information relating to Buyer and its Subsidiaries supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

4.8	Financial Resources

        Buyer has the financial wherewithal to perform its obligations under this Agreement, and Buyer (together with Buyer’s subsidiaries) will be, immediately following the Merger, in material compliance with all applicable capital, debt and financial and non-financial regulations of state and federal banking agencies having jurisdiction.

ARTICLE V

COVENANTS

5.1	Reasonable Best Efforts

        Subject to the terms and conditions of this Agreement, each of Seller and Seller Bank and Buyer (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Merger as promptly as reasonably practicable, and (ii) shall cooperate fully with each other to that end. If any “fair price,” “moratorium,” “control share acquisition,” or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated by this Agreement, Seller shall grant (or shall cause to be granted) such approvals and shall take (or shall cause to be taken) such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms set forth in this Agreement and otherwise to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by this Agreement.

5.2	Shareholder Meeting

        Seller shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. Subject to the receipt of an updated fairness opinion from its financial advisor as of a date reasonably proximate to the date of the Proxy Statement, the Board of Directors of Seller will recommend that the shareholders of Seller approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of Seller may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3	Regulatory Matters

        (a)        Buyer shall promptly cooperate with Seller in the preparation and filing of the Proxy Statement relating to the meeting of shareholders of Seller. Seller shall use its reasonable best efforts to have the Proxy Statement approved for mailing in definitive form as promptly as practicable and thereafter Seller shall promptly mail to its shareholders the Proxy Statement.

        (b)        The Parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within 30 days after the date hereof or as soon thereafter as is reasonably practicable, all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. Buyer and Seller shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

        (c)        Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors and officers, the shareholders of Seller and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, Buyer Banks, Merger Sub, Seller or Seller Bank to any Governmental Entity in connection with the transactions contemplated hereby.

        (d)        Buyer and Seller shall promptly furnish each other with copies of written communications received by Buyer or Seller, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

        (e)        Buyer shall provide its reasonable best efforts to assist Seller in connection with Seller obtaining appropriate consents, pursuant to 12 CFR 359.4(a)(3), to pay the maximum portion of severance compensation and other benefits permitted pursuant to 12 CFR 359.4(a)(3) to Mr. James Fredricks and Samuel Wanner under the provisions their Employment Severance Compensation Agreements.

        (f)        Seller and Seller Bank shall comply fully and completely with all obligations and covenants contained in the MOU.

5.4	Investigation and Confidentiality

        (a)        The Seller shall permit the Buyer and its representatives reasonable access to its properties and personnel, and shall disclose and make available to the Buyer, upon the Buyer’s reasonable request, all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Seller and Seller Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, examination reports, accountants’ work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the Buyer may have a reasonable interest, provided that such access and any such reasonable request shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the Seller providing such access, not unduly interfere with normal operations or constitute a waiver of the attorney-client privilege. The Seller and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the Buyer and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations. Representatives of Buyer or Buyer Banks shall be given notice of and shall be entitled to attend meetings of the Boards of Directors of Seller and Seller Bank after the date hereof, provided, that the Chairman of such meetings shall be entitled to exclude such representatives of Buyer or Buyer Banks from discussions at such meetings, if the Board of Directors determines, consistent with the exercise of its fiduciary duties, that it is in the best interests of Seller and its shareholder to exclude such representatives.

        (b)        All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until completion of the Merger and, if the Merger shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5	Press Releases

        Each of the Parties agrees it will not issue any press release related to this Agreement or the Merger, without first consulting with the other Parties hereto as to the form and substance of public disclosures which may relate to the Merger, provided, however, that nothing contained herein shall prohibit any party, following notification to the other Parties, from making any disclosure which is required by law or regulation.

5.6	Business of the Parties

        (a)        During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, which consent shall not be unreasonably withheld, Seller and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, Seller also will use all reasonable efforts to (x) preserve its business organization and that of Seller Bank intact, (y) keep available to itself and Buyer the present services of the employees of Seller and Seller Bank and (z) preserve for itself and Buyer the goodwill of the customers of Seller and Seller Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of Buyer, which consent shall not be unreasonably withheld or as expressly contemplated in this Agreement, between the date hereof and the Effective Time, Seller shall not, and shall cause each Seller Subsidiary not to:

(i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Seller Common Stock;

        (ii)                       issue any shares of its capital stock; issue, grant, modify or authorize any Rights; purchase any shares of Seller Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

        (iii)                       amend its Articles of Incorporation, Bylaws or similar organizational documents, unless such amendment shall be necessary to complete the Merger; impose, or suffer the imposition, on any share of stock or other ownership interest held by Seller in a Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

        (iv)                       except as Previously Disclosed, increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees other than in the ordinary course of business and in accordance with past practice, or enter into or amend any employment or consulting agreement or extend the term of or renew any existing employment or consulting agreement;

        (v)               enter into or, except as may be required by law and for amendments contemplated by this Agreement, modify any Seller Employee Plan or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees;

        (vi)              without consultation with Buyer with respect to any customer relationship (which for purposes hereof shall include the customer and any person attributed to such customer when computing the limitation on loans to a single borrower under the terms of Buyer’s loan policy as Previously Disclosed to Seller) originate or purchase any loan in excess of the maximum ceiling amount set by Fannie Mae or Freddie Mac for loans to be purchased by them with respect to loans secured by one-to-four-family properties; or in excess of $250,000 with respect to commercial loans;

        (vii)             enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by Seller or a Seller Subsidiary or guarantee by Seller or any Seller Subsidiary of any such obligation, except in the case of Seller Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that Seller and Seller Bank may employ an employee in the ordinary course of business if the employment of such employee is terminable by Seller or Seller Bank at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

        (viii)            change its method of accounting in effect for the year ended December 31, 2002, and for the six months ended June 30, 2003, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

        (ix)              except as Previously Disclosed, make any capital expenditures in excess of $10,000 individually or $25,000 in the aggregate, other than (a) in the ordinary course of business, (b) in connection with the transactions contemplated by this Agreement, (c) pursuant to binding commitments that have been Previously Disclosed and are existing on the date hereof, and (d) expenditures necessary to maintain existing assets in good repair; or, except as Previously Disclosed, enter into any new lease or lease renewal of real property or any new lease or lease renewal of personal property providing for annual payments exceeding $5,000;

(x) file any applications or make any contract with respect to branching or site location or relocation;

(xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity;

        (xii)             enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

        (xiii)            except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

        (xiv)            except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

        (xv)             take any action that would result in any of the representations and warranties of Seller contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions precedent to effect closing of the transactions contemplated by this Agreement not to be satisfied;

(xvi) take any action that would materially impede or delay the completion of the Merger or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement;

        (xvii)           materially increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices or to reflect changes in market interest rates; or

(xviii) agree to do any of the foregoing.

        (b)        Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller, which would not include any changes in conditions that affect the banking industry generally, that would have, either individually or in the aggregate, a Material Adverse Effect on Seller.

        (c)        Except with the prior written consent of Seller or as expressly contemplated hereby, between the date hereof and the Effective Time, Buyer shall not, and shall cause each Buyer Subsidiary not to:

        (i)               take any action that would result in any of the representations and warranties of Buyer contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions precedent to effect closing of the transactions contemplated by this Agreement not to be satisfied;

(ii) take any action that would materially impede or delay the completion of the Merger or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

(iii) agree to do any of the foregoing.

5.7	Certain Actions

        Seller shall not, and shall cause each Seller Subsidiary not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, purchase of all or a substantial portion of the assets of, or any equity interest in, Seller or a Subsidiary (other than with Buyer or an affiliate thereof), provided, however, that the Board of Directors of Seller may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined in good faith that the failure to do the same may constitute a breach of fiduciary duties of such directors under applicable law. Seller will promptly inform Buyer orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries’ directors, officers, representatives and agents to refrain from taking any action prohibited hereby.

5.8	Current Information

        During the period from the date hereof to the Effective Time, Seller shall, upon the request of Buyer, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Buyer regarding Seller’s financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably practicable Seller will deliver to Buyer each call report or similar report filed by it or Seller Bank with any Governmental Entity concurrently with the filing of such call report. Within 20 days after the end of each month, Seller will deliver to Buyer an unaudited consolidated balance sheet and an unaudited consolidated statement of income, without related notes, for such month prepared in accordance with GAAP.

5.9	Indemnification by Buyer; Insurance

        (a)        From and after the Effective Time, Buyer agrees for a period of three years, to indemnify and hold harmless the past and present directors and officers of Seller and its Subsidiaries (the “Indemnified Parties”) for all acts or omissions occurring at or prior to the Effective Time to the same extent such persons are indemnified and held harmless under the respective Articles of Incorporation or Bylaws of Seller and its Subsidiaries in the form in effect at the date of this Agreement. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties in the Articles of Incorporation or Bylaws of Seller or any Seller Subsidiary as of the date hereof, to the extent permissible under applicable law as of the date hereof, arising out of matters existing or occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect.

        (b)        Seller shall consult with Buyer and Seller and Buyer shall cooperate to obtain “tail coverage” covering the acts and omissions of the officers and directors of Seller and Seller Bank occurring prior to the Effective Time under the existing directors’ and officers’ liability insurance policy maintained by Seller at the Effective Time, or through a rider to be added to Buyers existing directors’ and officers’ liability insurance policy, at Buyer’s expense. In no event shall Buyer be required to spend, directly or indirectly, more than $10,000 in the aggregate to maintain or provide such insurance coverage.

        (c)        The provisions of (a) and (b) above shall have no effect on any act or omission which constitutes a breach of a warranty, representation or covenant contained in this Agreement, or any document related to this Agreement and Buyer shall have no indemnification obligation with respect to any such matter.

5.10	Agreement to Vote Shares

        Seller shall cause each of its directors to execute an agreement, substantially in the form of Exhibit C hereto, by which each of such directors shall covenant and agree to vote the shares of Seller Common Stock owned by them, (including all shares of Seller Common Stock over which such directors exercises direct or indirect voting control), in favor of this Agreement at the shareholder meeting called to approve Agreement.

5.11	Transaction Expenses

        Except as otherwise set forth in herein, each of the parties shall pay their own expenses associated with the transactions contemplated by this Agreement.

5.12	Employees and Employee Benefit Plans

        Seller Bank employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the medical plans of Seller immediately prior to the Effective Time or any waiting period relating to coverage under Buyer’s medical plan, provided further that to the extent that the initial period of coverage for employees of Seller, under any plan of Buyer that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA is not a full 12 month period of coverage, employees of Seller shall be given credit under the applicable welfare plan for any deductibles and co-insurance payments made by such employees of Seller or under the corresponding welfare plan during the balance of such twelve (12) month period of coverage. With respect to all qualified employee benefit plans, Seller Bank employees prior service with Seller or any Seller subsidiary shall be taken into account for purposes of eligibility and vesting. With respect to employee benefits such as vacation, sick pay, personal days and the like, Seller Bank employees prior service with Seller, or any Seller subsidiary, shall be taken into account for purposes of eligibility, vesting and the level of benefit to which the employee is entitled.

5.13	Company Merger

        Buyer and Seller shall take all necessary and appropriate actions to make it possible for the Company Merger to be authorized, agreed to, and accomplished immediately after the Corporate Merger, or at such other time as may be determined by Buyer in its sole discretion.

5.14	Organization of Merger Sub

        Buyer shall cause Merger Sub to be organized under the MBCA as soon as practicable hereafter. Following the organization, the Board of Directors of Merger Sub shall approve this Agreement and the Plan of Corporate Merger and the transactions contemplated hereby, whereupon Merger Sub shall become a party to, and be bound by, this Agreement, and Buyer shall approve this Agreement in its capacity as the sole stockholder of Merger Sub.

5.15	Conforming Entries

        (a)        Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and subject to the conditions in subsection (c) of this paragraph.

        (b)        Subject to applicable laws and regulations, Seller and Buyer shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such consultation and subject to the conditions in subsection (c) of this paragraph, the amount and the timing for recognizing for financial accounting purposes Seller’s expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

        (c)        Subject to applicable laws and regulations, Seller shall (i) establish and take such reserves and accruals immediately prior to the Effective Time as Buyer shall reasonably request to conform Seller’s loan, accrual and reserve policies to Buyer’s policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes: (A) such expenses of the Merger and (B) restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer; provided, however, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that all conditions to Buyer’s obligation to consummate the Merger set forth in this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Buyer’s obligation to consummate the Merger) have been satisfied or waived; and provided, further, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

        (d)        No reserves, accruals or charges taken in accordance with this Section 5.15 may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein nor be considered in connection with the computation of any financial requirement of Seller set forth herein including “Per Share Merger Consideration,” “Seller Interim Operating Earnings, or the shareholder equity requirements of Seller as a condition to Buyer’s obligation to close as set forth in Section 6.3(i).

5.16	Integration of Data Processing

        At the request of Buyer, during the period from the date hereof to the Effective Time, Seller and Seller Bank shall, and shall cause their directors, officers and employees to, and shall make all reasonable efforts to cause their respective data processing service providers to, cooperate and assist Buyer in connection with preparation for an electronic and systematic conversion of all applicable data regarding Seller to Buyer’s system of electronic data processing; provided, however, that no such conversion shall occur until the Effective Time. In furtherance of the foregoing, Seller shall make reasonable arrangements during normal business hours to permit representatives of Buyer to train Seller and Seller Bank employees in Buyer’s system of electronic data processing.

5.17	Disclosure Supplements

        From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the Parties for the purpose of determining whether the conditions precedent of this Agreement have been satisfied.

5.18	Failure to Fulfill Conditions

        In the event that either of the Parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each Party will promptly inform the other Party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of such transactions.

5.19	Environmental Reports

        Seller shall have furnished to Buyer before the date of this Agreement any environmental reports related to any property owned or being used by Seller. Buyer, at its sole discretion, may obtain a report of a phase one environmental investigation on real property owned or leased by Seller or its Subsidiaries (but excluding space in office or retail and similar establishments leased by Seller or its subsidiaries for automatic teller machines or bank branch facilities or other office uses where the space leased comprises less than 20% of the total space leased to all tenants of such property). If required by the phase one investigation in Buyer’s reasonable opinion, Buyer may require a report of a phase two investigation on properties requiring such additional study. Buyer shall have 5 business days from the receipt of any such phase two investigation report to notify Seller of any dissatisfaction with the contents of such report. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law or reasonably likely to be required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $100,000 but be less than $500,000 as reasonably estimated by an environmental expert retained for such purpose by Buyer and acceptable to Seller, then the Per Share Merger Consideration shall be reduced by an amount equal to the estimated cost of such remedial or corrective actions divided by the number of issued and outstanding Seller Common Shares (excluding treasury shares). If such remedial or other corrective actions and measures are or can reasonably be estimated by such environmental expert to be less than $100,000, then Buyer shall be obligated to consummate the Merger, subject to the satisfaction of all other conditions to closing set forth herein, without a reduction in the Per Share Merger Consideration. If such remedial or other corrective actions and measures are or can reasonably be estimated by such environmental expert to be in excess of $500,000, then Buyer or Seller, upon providing not less than 10 business days’ notice to the other party, shall have the right to terminate this Agreement. The costs of the phase one and phase two investigations, if any, shall be borne by Buyer.

5.20	Board of Directors of Seller and Seller Bank.

        Each director of Seller and Seller Bank shall execute a noncompetition agreement in the form attached as Exhibit B to this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT

6.1	Conditions Precedent — Buyer and Seller

        The respective obligations of Buyer and Buyer Banks and Seller and Seller Bank to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

        (a)        All corporate action necessary to authorize the execution and delivery of this Agreement and completion of the Corporate Merger shall have been duly and validly taken by Buyer, Buyer Banks, Merger Sub and Seller and Seller Bank, including adoption of this Agreement by the requisite vote of the shareholders of Seller and Seller as the sole shareholder of Seller Bank.

        (b)        All approvals and consents from any Governmental Entity the approval or consent of which is required for the completion of the Corporate Merger shall have been received and all statutory waiting periods in respect thereof shall have expired; and Buyer, Buyer Banks, Seller and Seller Bank shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the completion of the Corporate Merger and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any nonstandard condition or requirement that, in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Buyer that had such condition or requirement been known, Buyer, in its reasonable judgment, would not have entered into this Agreement.

        (c)        None of Buyer, Buyer Banks, Merger Sub, Seller or Seller Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal completion of the Corporate Merger.

        (d)        No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Corporate Merger shall be pending.

6.2	Conditions Precedent — Seller

        The obligations of Seller to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Seller pursuant to Section 7.4 hereof.

        (a)        The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.

        (b)        Buyer shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

        (c)        Buyer shall have delivered to Seller a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

        (d)        Buyer shall have furnished Seller with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Buyer as Seller may reasonably request.

        (e)        Seller shall have received the opinion of Varnum, Riddering, Schmidt & Howlett LLP, counsel to Buyer dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Buyer is a corporation in good standing under the laws of the State of Michigan, (ii) this Agreement has been duly executed by Buyer and constitutes the binding obligation of Buyer, enforceable in accordance with its terms against Buyer, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, and (iii) that upon the filing of the Certificate of Merger the Corporate Merger shall become effective.

6.3	Conditions Precedent — Buyer

        The obligations of Buyer to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Buyer pursuant to Section 7.4 hereof.

        (a)        The representations and warranties of Seller set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.

        (b)        Seller shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

        (c)        Seller and Seller Bank each shall have delivered to Buyer a certificate, dated the date of the Closing and signed by their respective Presidents and by its Chief Financial Officers, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

        (d)        Seller shall have furnished Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to Seller as Buyer may reasonably request.

        (e)        Seller shall have provided Buyer with an accounting of all merger related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date.

        (f)        Buyer shall have received an executed noncompetition agreement in the form attached as Exhibit B to this Agreement from each Director of Seller and each subsidiary of Seller.

        (g)        Buyer shall have received the opinion of Werner & Blank, LLC counsel to Seller, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Seller is a corporation in good standing under the laws of the State of Michigan, (ii) Seller Bank is a state chartered commercial bank in good standing under the laws of the State of Michigan, (iii) this Agreement has been duly approved by the Seller’s Board of Directors and duly adopted by the shareholders of Seller, (iv) this Agreement has been duly executed by Seller and constitutes a binding obligation on Seller, enforceable in accordance with its terms against Seller, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, and (v) that upon the filing of the Certificate of Merger the Corporate Merger shall become effective.

        (h)        Buyer shall have received evidence of the waiver of any material rights and the waiver of the loss of any material rights which may be triggered by the change of control of Seller or Seller Bank upon consummation of the Company Merger or the Corporate Merger under any agreements, contracts, leases or other instruments, all in form and substance reasonably satisfactory to Buyer.

        (i)        Seller shall have aggregate consolidated equity capital of at least $5,200,000 as of the Closing Date excluding the effect of: (i) all transaction related expenses, including accrued but unpaid transaction related expenses recorded after October 1, 2003 through the Closing Date, (ii) realized gains on the sale of securities and real or personal property recorded after October 1, 2003 through the Closing Date; (iii) the effect of any conforming entries directed by Buyer pursuant to Section 5.15 hereof, and (iv) any “Unrealized Gain (Loss) on Investment Securities.”

        (j)        Section 6 of the July 18, 2000 Employment Severance Agreements between Seller and Mr. James Fredricks and Mr. Samuel Wanner shall have been amended in its entirety to read as provided in Exhibit C.

ARTICLE VII

TERMINATION, WAIVER AND AMENDMENT

7.1	Termination

        This Agreement may be terminated:

        (a)        at any time on or prior to the Effective Time, by the mutual consent in writing of the Parties hereto;

        (b)        at any time on or prior to the Effective Time, by Buyer in writing if Seller has, or by Seller in writing if Buyer has, breached any covenant or undertaking contained herein or any representation or warranty contained herein, unless such breach has been cured within 30 days after written notice of such breach;

        (c)        at any time, by either Buyer or Seller in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Corporate Merger is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 25-day period following any such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the completion of the Corporate Merger;

        (d)        at any time, by either Buyer or Seller in writing, if the shareholders of Seller do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof) unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time; and

        (e)        by either Buyer or Seller in writing if the Effective Time has not occurred by the close of business on May 31, 2004, provided that this right to terminate shall not be available to any party whose failure to perform such party’s obligations under this Agreement has been the cause of, or resulted in, the failure of the Corporate Merger to be consummated by such date.

        (f)        by Buyer or Seller to the extent provided by Section 5.18, by giving timely written notice thereof to the other party.

        (g)        by Buyer if, prior to the Effective Time, Seller Bank is examined for compliance with the CRA and receives a rating lower than “Satisfactory” or, if the report of examination is still pending at the Effective Time, Buyer is unable to satisfy itself that Seller Bank will receive a rating of Satisfactory or better.

        For purposes of this Section 7.1, termination by Buyer also shall be deemed to be termination on behalf of the Merger Sub.

7.2	Effect of Termination

        (a)        Except as set forth below, each of the Parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Seller shall be released from any liabilities or damages arising out of its breach of any provision of this Agreement.

        (b)        Seller and Seller Bank hereby agree that if this Agreement is terminated as a result of a breach by Seller or Seller Bank, except pursuant to Section 7.2(c) below, then Seller or Seller Bank shall promptly (and in any event within ten (10) business days after such termination) pay all reasonable expenses of Buyer and Buyer Banks in an amount not to exceed $100,000. Buyer hereby agrees that if this Agreement is terminated as a result of a breach by Buyer, then Buyer or Buyer Banks shall promptly (and in any event within ten (10) business days after such termination) pay all reasonable Expenses of Seller and Seller Bank in an amount not to exceed $100,000. For purposes of this Section 7.2(b), the “Expenses” of a party shall include all reasonable out-of-pocket expenses of that party (including all fees and expenses of counsel, accountants, financial advisors, experts and consultants to that party) incurred by it or on its behalf in connection with the consummation of the transaction contemplated by this Agreement.

        (c)        If this Agreement is terminated:

                (i)        by the Buyer or Seller in accordance with Section 7.1(d) and prior to such termination a Termination Event, as defined in paragraph (d) of this Section 7.2, shall have occurred, or

                (ii)        by the Buyer or Seller as a result of the Board of Directors of Seller or shareholders of Seller acceptance or approval of a Takeover Proposal which competes with or is otherwise inconsistent with the transactions contemplated by this Agreement, or

                (iii)        by Seller to fulfill its fiduciary obligations under applicable law,

then the Seller will upon demand pay to Buyer or Buyer Banks in immediately available funds $625,000, inclusive of any other amounts that may otherwise be due and payable in accordance with Section 7.2 hereunder; provided however, no such payment shall be due or payable hereunder prior to the Seller and/or the Seller Bank entering into a written definitive agreement with a third party with respect to a Takeover Proposal or closing a transaction pursuant to a Takeover Proposal. “Takeover Proposal” shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving the Seller or any Seller Subsidiary or for the acquisition of a twenty-five percent (25%) or greater equity interest in Seller or any Seller Subsidiary, or for the purchase, lease or other acquisition of a substantial portion of the assets of Seller or any Seller Subsidiary (other than loans or securities sold in the ordinary course of business).

        (d)        For purposes of this Agreement, a Termination Event shall mean either of the following:

                (i)        The Seller or any Seller Subsidiary, without having received Buyer’s prior written consent, shall have entered into a written agreement to engage in a Takeover Proposal with any person (the term “person” for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than Buyer or any affiliate of Buyer (the term “affiliate” for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act) or the Board of Directors of the Seller shall have recommended that the shareholders of the Seller approve or accept any Takeover Proposal with any person other than Buyer or any affiliate of Buyer; or

                (ii)        After a bona fide written proposal is made by any person other than Buyer or any affiliate of Buyer to the Seller or its shareholders to engage in a Takeover Proposal and is publicly disclosed, either (A) the Seller shall have breached any material covenant or obligation contained in this Agreement and such breach would entitle Buyer to terminate this Agreement, or (B) the holders of Seller Common Stock shall not have approved this Agreement at the Seller’s shareholder meeting as provided for in this Agreement, a proxy statement has not been mailed to the holders of Seller Common Stock as a result of the Board of Directors’ exercise of its fiduciary duties as set forth in Section 5.2 of this Agreement, such shareholder meeting shall not have been held in a timely manner or shall have been postponed, delayed or enjoined prior to termination of this Agreement except as a result of a judicial or administrative proceeding, or the Seller’s Board of Directors as a result of the exercise of its fiduciary duties shall have (i) withdrawn or modified in a manner materially adverse to Buyer the recommendation of the Seller’s Board of Directors with respect to this Agreement, or announced or disclosed to any third party its intention to do so, or (ii) failed to recommend, in the case of a tender offer or exchange offer for the Seller Common Stock, against acceptance of such tender offer or exchange offer to its shareholders or takes no position with respect to acceptance of such tender offer or exchange offer by its stockholders.

        (e)        In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 5.4(b) and this Section 7.2, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d), or (e) shall not relieve the breaching party from any liability or damages arising out of its breach of any provision of this Agreement giving rise to such termination.

7.3	Waiver

        Each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Seller) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.4 hereof executed after shareholders of Seller have approved this Agreement, shall not modify either the amount or form of the consideration to be provided hereby to the holders of Seller Common Stock upon completion of the Corporate Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.4	Amendment or Supplement

        This Agreement may be amended or supplemented at any time by mutual agreement of the Parties hereto. Any such amendment or supplement must be in writing and authorized by or under the direction of the Board of Directors of each of the Parties hereto.

ARTICLE VIII

MISCELLANEOUS

8.1	Non survivability of Representations and Warranties

        The representations and warranties of the parties contained in Article III and Article IV shall not survive the Effective Time except that the representations and warranties of Seller in Article II shall remain in full force and effect for purposes of Section 5.9(c).

8.2	Entire Agreement

        This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the Parties hereto, and their respective successors, any rights, remedies, obligations or liabilities.

8.3	No Assignment

        None of the Parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4	Notices

        All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

If to Buyer:

     Mr. Donald L. Grill, President & CEO
     Fentura Bancorp, Inc.
     175 N. Leroy Street
     Fenton, MI 48430

With a required copy to:

     Donald L. Johnson, Esq.
     Varnum, Riddering, Schmidt & Howlett LLP
     P.O. Box 352 Bridgewater Place
     Grand Rapids, MI 49501-0352
     Phone: 616-336-6000
     Facsimile: 616-336-7000

If to Seller:

     Mr. James Fredricks, Chairman and CEO
     West Michigan Financial Corp
     5367 School Ave.
     Hudsonville, MI 49426

With a required copy to:

     Martin D. Werner, Esq.
     Werner & Blank, LLC
     7205 West Central Avenue
     Toledo, Ohio 43617
     Phone: 419-841-8051
     Facsimile: 419-841-8380

8.5	Alternative Structure

        Notwithstanding any provision of this Agreement to the contrary, Buyer may: (i) with the written consent of Seller, which shall not be unreasonably withheld, at any time modify the structure of the acquisition of Seller set forth herein, provided that (A) the consideration to be paid to the holders of Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (B) such modification will not materially delay the closing or jeopardize or delay the receipt of any required approvals of Governmental Entities or any other condition to the obligations of Buyer set forth in Sections 6.1 and 6.3 hereof.

8.6	Interpretation

        The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7	Counterparts

        This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8	Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to agreements made and entirely to be performed within such jurisdiction.

8.9	Severability

        Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of October 14, 2003.

Attest: ——————————————	West Michigan Financial Corp. By: /s/ James W. Fredricks —————————————— Chairman & CEO

Attest: ——————————————	West Michigan Community Bank By: /s/ James W. Fredricks —————————————— Chairman & CEO

Attest: ——————————————	Fentura Financial, Inc. By: /s/ Forest Shook —————————————— Chairman And By: /s/ Donald Grill —————————————— President & CEO

The forgoing Agreement and Plan of Merger is Joined in by:

Attest: ——————————————	WMFC Acquisition Subsidiary, Inc. By: /s/ Donald L. Grill —————————————— President

Exhibit A

PLAN OF MERGER

WEST MICHIGAN FINANCIAL CORP.

and

______________ ACQUISITION SUBSIDIARY, INC.

        THIS PLAN OF MERGER (“Plan of Merger”) is entered into as of the ____ day of_______________, 2003 by and between West Michigan Financial Corp., a Michigan business corporation (“Seller”), and ____________ Acquisition Subsidiary, Inc., a Michigan business corporation (“Merger Sub”), and is joined in by _______________________________________ (“Buyer”), a Michigan business corporation that is the sole shareholder of Merger Sub.

R E C I T A L S :

        WHEREAS, Seller and Buyer have entered into an Agreement and Plan of Merger, dated _____________ , 2003, (the “Agreement”), providing for the merger of Merger Sub with and into Seller, with Seller surviving such merger and becoming the wholly owned subsidiary of Buyer;

        NOW, THEREFORE, in consideration of the mutual premises and mutual agreements contained herein and in the Agreement, the Parties hereto have agreed as follows:

ARTICLE I

THE MERGER

        1.        At the Effective Time (as defined in Section 2 below), Merger Sub shall merge with and into Seller (the “Merger”) pursuant to Section 701 of the Michigan Business Corporation Act (“MBCA”). Upon consummation of the Merger, the separate existence of Merger Sub shall cease and Seller shall continue as the surviving corporation (the “Surviving Corporation”).

ARTICLE II

EFFECTIVE TIME

        2.        The Merger shall become effective immediately following and contingent upon the occurrence of the Closing (as defined in Article I of the Agreement) at the date and time specified in the Certificate of Merger with respect to the Merger (the “Effective Time”) as filed with the Michigan Department of Consumer & Industry Services.

ARTICLE III

NAME OF SURVIVING CORPORATION

        3.        The name of the Surviving Corporation shall be West Michigan Financial Corp.

ARTICLE IV

ARTICLES OF INCORPORATION AND BYLAWS

        4.        The Articles of Incorporation and Bylaws of Seller as in effect immediately before the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation at and after the Effective Time.

ARTICLE V

DIRECTORS AND OFFICERS

        5.        At the Effective Time, the directors and officers of the Surviving Corporation shall be those persons who are serving as directors and officers, respectively, of Merger Sub immediately before the Effective Time.

ARTICLE VI

PURCHASE AND CONVERSION OF SHARES

AND EXCHANGE OF STOCK CERTIFICATES

6.1	Treatment of Capital Stock.

        Subject to the provisions of the Agreement and this Plan of Merger, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

        (a)        each outstanding share of common stock of Merger Sub, no par value per share (“Merger Sub Common Stock”), shall automatically convert into one share of common stock of the Surviving Corporation, par value $1.00 per share (“Surviving Corporation Common Stock”); and

        (b)        each share of common stock of Seller, par value $1.00 per share (“Seller Common Stock”), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action of any kind by any person or entity, be converted into the right to receive the “Per Share Merger Consideration” as defined in the Agreement; provided, however, that each share of Seller Common Stock which is owned beneficially or of record by Seller (including treasury shares) or Buyer or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be canceled and retired without consideration or conversion.

        (c)        Each Seller Option shall be converted into the right to receive cash in an amount equal to the difference between the Per Share Merger Consideration and the exercise price per share under the Seller Option, multiplied by the total number of shares of Seller Common Stock that may be acquired upon exercise such Seller Option.

6.2	Shareholder Rights; Stock Transfers.

        At the Effective Time, holders of Seller Common Stock shall cease to be and shall have no rights as shareholders of Seller, other than to receive the Per Share Merger Consideration for each share of Seller Common Stock held. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of shares of Seller Common Stock and if Certificates are presented for transfer after the Effective Time, they shall be delivered to Buyer or the Exchange Agent for cancellation against delivery of the Per Share Merger Consideration. No interest shall be paid on the Per Share Merger Consideration.

6.3	Exchange Procedures

        (a)        No later than five business days in advance of the anticipated date of the Effective Time, Buyer shall cause the Exchange Agent to mail or make available to each holder of record of any certificate for shares of Seller Common Stock (“Certificate”) and Seller Options a notice and letter of transmittal disclosing the effectiveness of the Merger and the procedure for exchanging Certificates for the Per Share Merger Consideration and the Seller Options for the cash payment provided for herein. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

        (b)        At the Effective Time, Buyer shall make available or cause to be made available to the Exchange Agent amounts of cash sufficient, in the aggregate, to make payments of the Per Share Merger Consideration for each outstanding share of Seller Common Stock and the cash to be paid for Seller Options..

        (c)        Each holder of any outstanding Certificate who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Per Share Merger Consideration for each share represented by such Certificate. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as otherwise herein provided, evidence ownership of only the right to receive the Per Share Merger Consideration for each share represented by such Certificate.

        (d)        The Exchange Agent shall not be obligated to deliver the Per Share Merger Consideration until the holder surrenders a Certificate as provided herein, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (e)        Any portion of the cash delivered to the Exchange Agent by Buyer that remains unclaimed by the shareholders of Seller for one year after the Closing Date shall be delivered by the Exchange Agent to Buyer. Any shareholders of Seller who have not theretofore complied with the provisions hereof with respect the exchange of Certificates shall thereafter look only to Buyer for the Per Share Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to the Agreement shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the Per Share Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of Seller Common Stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any Per Share Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

        (f)        Buyer shall be entitled to deduct and withhold from consideration otherwise payable pursuant to the Agreement and this Plan of Merger to any holder of Certificates or Seller Options, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of the Agreement and this Plan of Merger as having been paid to the holder of the Certificates or Seller Options in respect of which such deduction and withholding was made.

6.5	Additional Actions

        If, at any time after the Effective Time, Buyer shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Buyer or Buyer Banks their respective right, title or interest in, to or under any of the rights, properties or assets of Seller or Seller Bank acquired or to be acquired by Buyer or Buyer Banks as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of the Agreement and this Plan of Merger, Seller or Seller Bank and their respective proper officers and directors shall be deemed to have granted to Buyer or Buyer Banks an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Buyer or Buyer Banks and otherwise to carry out the purposes of the Agreement and this Plan of Merger; and the proper officers and directors of Buyer and Buyer Banks are fully authorized in the name of Seller or Seller Bank or otherwise to take any and all such action.

ARTICLE VII

EFFECT OF MERGER

        At the Effective Time, Merger Sub shall be merged with and into Seller, with Seller as the Surviving Corporation, and the separate existence of Merger Sub shall cease. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Merger Sub and Seller shall be automatically transferred to and vested in the Surviving Corporation by virtue of the Merger without any deed or other document of transfer. The Surviving Corporation, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the assets, rights, privileges, powers, properties, franchises and interests, including, without limitation, appointments, powers, designations, nominations and all other rights, interests and powers as agent or fiduciary, in the same manner and to the same extent as such rights, interests and powers were held or enjoyed by Merger Sub and Seller, respectively. The Surviving Corporation shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both Merger Sub and Seller, immediately prior to the Merger, including, without limitation, liabilities for all debts, obligations and contracts of Merger Sub and Seller, respectively, matured or unmatured, whether accrued, absolute, contingent and otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of either Merger Sub or Seller. All rights of creditors and other obligees and all liens on property of either Merger Sub or Seller shall be preserved, shall be assumed by the Surviving Corporation and shall not be released or impaired.

ARTICLE VIII

OTHER DEFINED TERMS

        All terms used in this Plan of Merger shall, unless defined herein, have the meanings set forth in the Agreement. The Agreement is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Plan of Merger and the Agreement.

ARTICLE IX

TERMINATION

        This Plan of Merger shall terminate and become null and void, and the transactions contemplated herein shall thereupon be abandoned, upon any occurrence of a permitted termination of the Agreement pursuant to Section 7.1 thereof.

ARTICLE X

EXECUTION

        This Plan of Merger may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Parties have caused this Plan of Merger to be executed as of the date first above written.

Attest: —————————————— Secretary	West Michigan Financial Corp. By: —————————————— James W. Fredricks Chairman & CEO

Attest: —————————————— Secretary	Acquisition Subsidiary, Inc By: ——————————————

Exhibit B

DIRECTOR NONCOMPETITON AGREEMENT

        In consideration of the consummation of the transactions contemplated under that certain Agreement and Plan of Merger dated as of____________________, by and between Fentura Financial, Inc. a Michigan corporation (“Buyer”) and West Michigan Financial Corp., a Michigan corporation (“Seller”), the undersigned director of Seller, or of one of Seller’s wholly owned subsidiaries (“Director”) hereby agrees as follows:

        1.        (a) The Director agrees that, during the Restricted Period (as defined below), the Director shall not directly or indirectly, whether for his own account or for the account of any other person, firm, corporation, or other business organization, (i) within a fifty (50) mile radius of Hudsonville, Michigan, engage in providing Banking Services (as defined below) on behalf of any other business organization who is a competitor of Buyer, (ii) provide Banking Services to any Client (as defined below), (iii) contact either directly or indirectly any Client or otherwise induce or attempt to induce any Client to enter into any business relationship with any person or firm other than Buyer or an Affiliate relating to Banking Services, (iv) endeavor or entice away from Buyer or Seller any person that is, or was at any time during the period the Director was a Director of Seller of a subsidiary of Seller or during the Restricted Period, employed by or associated with Buyer as an executive, officer, employee, manager, salesperson, consultant, independent contractor, representative or other agent, or (v) take any actions that may interfere with Buyer’s or Seller’s property rights in lists of Clients or otherwise diminish the value of such lists to Buyer or Seller. Notwithstanding any provision contained in this Section 1(a), the restrictions contained herein: (X) do not apply to activities deemed incidental to the practice of law, and (Y) may be waived by Buyer with respect to the Director in writing at any time and from time to time in Buyer’s sole discretion after receipt of a written request from the Director.

                   (b)        The term “Restricted Period” shall mean the period beginning on the Effective Date and ending twenty-four (24) months thereafter.

                   (c)        The term “Banking Services” shall mean retail or commercial deposit or lending business, asset management and all other services which are customarily provided by banks or which are otherwise provided by Buyer or Seller or its Affiliates, but such term shall not include operating or investing in a mortgage company or owning less than 5% of any class of securities issued by any banking company that is subject to the reporting requirements of the Securities Exchange Act of 1934.

                   (d)        For all purposes of this Agreement, the term “Client” shall mean all persons or entities who are or were clients of Seller at the Effective Date or at any time during the two year period prior to the date of termination of the Director’s term, any potential clients who, to the Director’s knowledge, have been identified and contacted by a representative of Seller; provided that Client shall not include any member of the Director’s immediate family, as defined under Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any trust of which the Director or any member of his immediate family (as defined in Rule 16a-1 of the Exchange Act) is a trustee or beneficiary.

        2.        The Director and Buyer agree that the periods of time and the scope applicable to the covenants of Section 1 are reasonable and necessary to protect the legitimate business interests of Buyer without unduly limiting the Director’s ability to obtain employment or otherwise earn a living at the same general level of economic benefit as anticipated by this Agreement. However, if such period or scope should be adjudged unreasonable in any judicial or other dispute resolution proceeding, then the period of time or scope shall be reduced by the extent deemed unreasonable, so that these covenants may be enforced during such period and for such scope as are adjudged to be reasonable.

        3.        Without intending to limit the remedies available to Buyer, the Director agrees that damages at law will be an insufficient remedy to Buyer in the event that the Director violates any of the terms hereof and that Buyer may apply for and is entitled to emergency and/or injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce any of the covenants in this Agreement, in each case without proof of actual damages.

        4.        The Director and Buyer agree that any action to enforce this Agreement may be brought in a state or federal court located in Kent County, Michigan. The Director and Buyer agree that such courts shall have jurisdiction and venue with respect to any such action.

        This Agreement is made as of the date set forth below:

Director ___________________________ Name Printed: _______________

Fentura Financial, Inc.

___________________________
By: _______________________
Title: ____________________
Dated: ____________________

Exhibit C

Amended Section 6
Employment Severance Agreement

6.     Elimination or Reduction of Payment and Termination of Agreement.
Notwithstanding any other provision of this Agreement to the contrary:

        (a)        The Bank shall not make that part of any payment to Executive under section 3 of this Agreement if such payment would violate the provisions of 12 CFR Part 359, or any successor regulation; and

        (b)        The Bank shall use its reasonable best efforts to secure the consent required by 12 CFR 359.4(a)(3) to pay Executive such severance compensation as may be permitted under 12 CFR 359.4(a)(3); and

        (c)        The Bank shall pay to Executive such severance pay, in a single lump sum, as is permitted by consent of the FDIC pursuant to 12 CFR 359.4(a)(3); and

        (d)        Upon payment pursuant to the preceding subparagraph 6(c), this Agreement shall terminate and become null and void and the Bank shall have no further obligation or liability under the terms of this Agreement; and

        (e)        If the FDIC does not consent to any payment pursuant to 12 CRF CFR 359.4(a)(3), this Agreement shall terminate and become null and void and the Bank shall have no further obligation or liability under the terms of this Agreement.

Exhibit D

AGREEMENT TO VOTE SHARES

The undersigned directors of Seller hereby covenant and agree to vote the shares of Seller Common Stock owned by them, (including all shares of Seller Common Stock over which such directors exercises direct or indirect voting control), in favor of this Agreement at the shareholder meeting called to approve the Agreement.

Director Name and Address	# Shares of Seller Owned	Signature

_________________________ _________________________ _________________________	_______	_______________________________

_________________________ _________________________ _________________________	_______	_______________________________

_________________________ _________________________ _________________________	_______	_______________________________

_________________________ _________________________ _________________________	_______	_______________________________

Exhibit 2.2

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
FENTURA FINANCIAL, INC.
WEST MICHIGAN FINANCIAL CORPORATION AND
WEST MICHIGAN COMMUNITY BANK
AND JOINED IN BY
WMFC ACQUISITION SUBSIDIARY, INC.
(“AGREEMENT AND PLAN OF MERGER”)

        The Agreement and Plan of Merger, dated as of October 14, 2003, shall be and hereby is amended as stated below:

        The definition of the term “Per Share Merger Consideration” contained in Article I of the Agreement and Plan of Merger shall be and hereby is amended in its entirety to read as follows:

“Per Share Merger Consideration” shall mean $336.00 per share in cash, without interest. There shall be no adjustment to this Per Share Merger Consideration based on Seller Interim Operating Earnings.

        This First Amendment to the Agreement and Plan of Merger has been executed as of this 26th day of February, 2004.

Fentura Financial, Inc. By: /s/ Donald L. Grill —————————————— Its: President & CEO ———————————

West Michigan Financial Corporation By: /s/ James W. Fredricks —————————————— Its: Chairman ———————————

West Michigan Community Bank. By: /s/ James W. Fredricks —————————————— Its: Chairman ———————————

WMFC Acquisition Subsidiary, Inc. By: /s/ Donald L. Grill —————————————— Its: President ———————————

EXHIBIT 99.3

MEDIA RELEASE

FENTURA FINANCIAL, INC. COMPLETES ACQUISITION OF
WEST MICHIGAN FINANCIAL CORPORATION AND
WEST MICHIGAN COMMUNITY BANK

Contacts: Robert Sewick, President West Michigan Community Bank (616) 379-0696	Donald L. Grill Fentura Financial, Inc. (810) 714-3985

For Immediate Release. March 15, 2004.

        Fentura Financial, Inc. announced the completion of its acquisition of Hudsonville based West Michigan Financial Corporation, including its wholly owned subsidiary West Michigan Community Bank. The transaction was previously announced during the fourth quarter of 2003 and all regulatory and shareholder approvals were received in the first quarter of 2004.

The acquisition gives Fentura Financial an additional $133 million in assets and three full services banking offices in Hudsonville, Jenison, and Holland. Donald Grill, President and Chief Executive Officer of Fentura Financial stated, “The affiliation and integration of these two organizations was agreed to in part because we share similar community banking philosophies. West Michigan Community Bank has a talented staff of banking professionals who share our commitment to providing financial solutions with unique personal service.”

The Board of Directors of West Michigan Community Bank has named Robert Sewick as President and Chief Executive Officer. Mr. Sewick has extensive ties to West Michigan, having worked 29 of his 33 years in the financial industry working for West Michigan based banks, including 16 years with former First Michigan Bank (FMB). Most recently, Mr. Sewick served as Senior Vice President and Chief Lending Officer for Fentura affiliate, The State Bank headquartered in Fenton, Michigan.

“We’re excited about the future of West Michigan Community Bank,” said Robert Sewick. “Our commercial lenders and relationship managers will have access to additional resources and capital, allowing them to offer an even higher level of service to individual and business clients throughout West Michigan. More than ever before, our staff will be empowered to create opportunities and provide solutions for our customers.”

Fentura Financial, Inc. is a bank holding company headquartered in Fenton, Michigan. Affiliates include The State Bank with eight offices serving Fenton, Linden, Holly and Grand Blanc; and Davison State Bank with two offices serving the Davison area. Fentura Financial, Inc. shares are publicly traded “over the counter” under the “FETM” trading symbol.

West Michigan Community Bank will retain its name, products, and operating systems, while benefiting from expanded commercial lending capabilities and additional resources made possible by the acquisition. West Michigan Community Bank will also maintain an independent board of directors, which will be expanded to include additional representation from the communities in Ottawa and Kent counties served by the bank. Long-time West Michigan Community Bank officers Jim Fredricks and Sam Wanner will remain involved with the Bank as members of the board of directors.

With this acquisition, Fentura Financial will have approximately $550 million in total assets. The companies expect to realize synergy savings of 15 percent of West Michigan Community Bank’s non-interest expense, and the transaction will be non-dilutive to Fentura Financial’s 2004 earnings. Integration of West Michigan Community Bank into the Fentura Financial network of banks will be completed in the second quarter of 2004. The firm of Sandler O’Neill & Partners, L.P. acted as investment advisors to Fentura in the transaction.

West Michigan Community Bank was founded in 1976 and currently has offices in Hudsonville, Jenison, and Holland. The bank offers a complete array of banking services including commercial loans, mortgage loans, financial planning and trust, investments, insurance products, and traditional checking and savings accounts.

This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words “believe,” “expect,” “potential,”“plans” and similar expressions identify forward-looking statements Forward-looking statements include, but are not limited to, statements concerning future acquisitions and use of funds. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for service and the market for the Company’s stock and the stock market generally. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.